Exhibit 10.2

EXECUTION VERSION

FIRST amendment to credit agreement

This FIRST AMENDMENT TO CREDIT AGREEMENT (this “First Amendment”) is dated as of June 8, 2020, among CABOT CORPORATION (the “Company”), each undersigned Borrower (collectively, the “Borrowers” and each, a “Borrower” and together with the Company, the “Loan Parties”), WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent, and Lenders constituting Required Lenders as of the date hereof. Capitalized terms used herein without definition shall have the meaning assigned to such terms in that certain Credit Agreement, dated as of May 22, 2019 (as the same may be amended or otherwise modified, the “Credit Agreement”), among the Loan Parties, the Lenders from time to time party thereto and the Administrative Agent.  This First Amendment shall constitute a Loan Document for all purposes of the Loan Documents.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.Amendments to the Credit Agreement.  The Credit Agreement is hereby amended as follows:

a.New Definition.  Section 1.01 of the Credit Agreement is amended by adding ““Covenant Relief Period” means July 1, 2020 through and including June 30, 2021.” as a new definition in alphabetical order.

b.Amendment to “Alternate Base Rate”. The last sentence of the definition of “Alternate Base Rate” in Section 1.01 of the Credit Agreement is restated in its entirety to read as follows:

“For the avoidance of doubt, if the Alternate Base Rate as determined pursuant to the foregoing would be less than 1.00%, such rate shall be deemed to be 1.00% for purposes of this Agreement.”

c.Amendment to “LIBO Rate”. The definition of “LIBO Rate” in Section 1.01 of the Credit Agreement is amended by adding a new sentence at the end thereof to read as follows:

“For the avoidance of doubt, if the LIBO Rate as determined pursuant to the foregoing would be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.”

d.Amendment to Section 6.01(o). Section 6.01(o) of the Credit Agreement is restated in its entirety to read as follows:

“(o)Liens not otherwise permitted by the foregoing clauses of this Section securing Indebtedness in an aggregate principal amount at any time outstanding not to exceed (i) five percent (5%) of Consolidated Tangible Net Worth at any time during the Covenant Relief Period and (ii) ten percent (10%) of Consolidated Tangible Net Worth at any time other than during the Covenant Relief Period.”

e.Amendment to Section 6.05. Section 6.05 of the Credit Agreement is restated in its entirety to read as follows:

“SECTION 6.05. Financial Covenant.  It will not permit the Consolidated Leverage Ratio as of the last day of any Reference Period to be greater than:

(a) 3.50:1.00, commencing with the Reference Period ending March 31, 2020 and tested for all quarters thereafter ending on or prior to June 30, 2020;

(b) 4.50:1.00, commencing with the Reference Period ending September 30, 2020 and tested for all quarters thereafter ending on or prior to June 30, 2021; and

(c) 3.50:1.00, commencing with the Reference Period ending September 30, 2021 and tested for all quarters thereafter;

provided, however, that at the election of the Company (prior written notice of which shall be given to the Administrative Agent), following the consummation of any Material Acquisition, the Consolidated Leverage Ratio (x) as at the end of the fiscal quarter in which such Material Acquisition occurs and the three fiscal quarters immediately thereafter, shall not be greater than 4.00:1.00 and (y) as at the end of any fiscal quarter thereafter, shall not be greater than 3.50:1.00, in each case, except for any fiscal quarter during the Covenant Relief Period (during which time the Consolidated Leverage Ratio shall not be greater than 4:50:1.00).”

2.Conditions to Effectiveness.  This First Amendment shall become effective on the first date upon which each of the following conditions has been satisfied:

a.The Administrative Agent (or its counsel) shall have received from the Loan Parties and each of the requisite Lenders a counterpart of this First Amendment signed on behalf of such party.

b.The Loan Parties shall pay to each Lender that executes and delivers a copy of this First Amendment to the Administrative Agent (or its counsel) on or prior to the date hereof, through the Administrative Agent, an amendment fee (“Amendment Fee”) equal to 0.10% of such Lender’s Commitments (whether used or unused) as of such date. The Amendment Fee shall be fully earned and due and payable in full on the date hereof in Euros, and is not refundable for any reason or under any circumstances. The Administrative Agent and the Lenders shall have been reimbursed for all reasonable out of pocket expenses (including reasonable legal fees and expenses) required to be reimbursed by the Loan Parties hereunder to the extent invoiced in reasonable detail, consistent with past practices one Business Day prior to the First Amendment Effective Date.

3.Representations and Warranties.  The Loan Parties represent and warrant to the Administrative Agent and the Lenders as follows:  (a) the representations and warranties made by the Loan Parties in the Loan Documents are true and correct in all material respects (or in all respects if the applicable representation or warranty is already qualified by concepts of materiality) on and as of the date hereof, as though made on the date hereof, and (b) both immediately before and after giving effect to this First Amendment, no Default or Event of Default has occurred and is continuing or would result therefrom.

4.Miscellaneous.  Nothing contained herein shall be deemed to (i) constitute a waiver of any Default or Event of Default that may heretofore or hereafter occur or have occurred and be continuing or to otherwise modify any provision of any Loan Document (except as a result of the amendments expressly set forth in Paragraph 1 hereof), or (ii) give rise to any defenses or counterclaims to the Administrative Agent’s or any of the Lenders’ right to compel payment of the Obligations when due or to otherwise enforce their respective rights and remedies under the Loan Documents. Nothing herein shall be construed to imply any willingness on the part of the Administrative Agent or the Lenders to grant any future consent or waiver of any of the terms and conditions of the Loan Documents.  The Administrative Agent and Lenders hereby reserve all rights and remedies available to them under the Loan Documents and applicable law. Except as amended hereby, the Loan Documents and all documents, instruments and agreements related thereto are hereby ratified and confirmed in all respects and shall continue in full force and effect.  This First Amendment and the Credit Agreement shall hereafter be read and construed together as a single document, and all references in the Credit Agreement, any other Loan Document or any agreement or instrument related to the Credit Agreement shall hereafter refer to the Credit Agreement as amended by this First Amendment.  The Company hereby reaffirms its guarantee contained in Article IX of the Credit Agreement of the payment when and as due of the Obligations of the Borrowers, and acknowledges and agrees that such guarantee is and shall remain in full force and effect after giving effect to this First Amendment.  THIS FIRST AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK. This First Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.

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IN WITNESS WHEREOF, each of the undersigned has duly executed this First Amendment to Credit Agreement as a sealed instrument as of the date first set forth above.

CABOT CORPORATION, as the Company and as Guarantor

By:	/s/ Erica McLaughlin
Name:	Erica McLaughlin
Title:	Senior Vice President & Chief Financial Officer

Cabot Luxembourg TC S.a.r.l., LUXEMBOURG, SCHAFFHAUSEN Branch, as a Borrower

By:	/s/ Janine Maus
Name:	Janine Maus
Title:	Branch Office Manager

By:	/s/ Aled Rees
Name:	Aled Rees
Title:	Authorized Signatory

CABOT GMBH, as a Borrower

By:	/s/ Andreas Cendra
Name:	Andreas Cendra
Title:	Managing Director

By:	/s/ Ivana Jovanovic
Name:	Ivana Jovanovic
Title:	Managing Director

CABOT SWITZERLAND GMBH, as a Borrower

By:	/s/ Ivana Jovanovic
Name:	Ivana Jovanovic
Title:	Manager

By:	/s/ Aled Rees
Name:	Aled Rees
Title:	President of Management

CABOT CARBON LIMITED, as a Borrower

By:	/s/ Ivana Jovanovic
Name:	Ivana Jovanovic
Title:	Director

By:	/s/ Helen McCulloch
Name:	Helen McCulloch
Title:	Director

PT CABOT INDONESIA, as a Borrower

By:	/s/ Chew Chee Hean
Name:	Chew Chee Hean
Title:	Director

By:	/s/ Dixy Olyviardy
Name:	Dixy Olyviardy
Title:	President Director

PT CABOT ASIA PACIFIC SOUTH, as a Borrower

By:	/s/ Chew Chee Hean
Name:	Chew Chee Hean
Title:	Director

By:	/s/ Dixy Olyviardy
Name:	Dixy Olyviardy
Title:	President Director

WELLS FARGO BANK, NATIONAL

ASSOCIATION, as the Administrative Agent, a

Lender and a Swingline Lender

By: /s/ Cody King

Name:	Cody King
Title:	Vice President

U.S.  BANK NATIONAL ASSOCIATION

By: /s/ Mark Irey

Name:	Mark Irey
Title:	Vice President

PNC  BANK, NATIONAL ASSOCIATION

By: /s/ Eileen P. Murphy

Name:	Eileen P. Murphy
Title:	Vice President

MIZUHO BANK, LTD., as a Lender

By: /s/ Donna DeMagistris

Name:Donna DeMagistris

Title:Executive Director